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                                                                    EXHIBIT 10.5

                         REAL ESTATE PURCHASE AGREEMENT

         THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of September, 1997 by and between Furniture Comfort Corporation, a Delaware corporation ("Purchaser"), and American National Bank and Trust Company, not personally, but solely as Trustee under Trust Agreement dated July 17, 1978, and known as Trust No. 43449 ("Seller").

                                 UNDERSTANDINGS

         Seller is the legal owner of the real estate commonly known as 2401 Waukegan Road, Bannockburn, Lake County, Illinois, legally described on Exhibit A attached hereto and made a part hereof, together with any and all improvements thereon, and all of the rights, privileges, easements, and appurtenances thereunto belonging or anywise appertaining (said real estate and all of said improvements, rights, privileges, easements and appurtenances are sometimes hereinafter collectively called the "Premises").

         Purchaser agrees to purchase the Premises from Seller and Seller agrees to sell the Premises to Purchaser upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the Understandings, the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Premises at the price and upon the covenants, terms, provisions and conditions herein set forth.

         2.       (a)    The total purchase price for the Premises shall be Two
         Million Five Hundred Fifty Thousand ($2,550,000) Dollars ("Purchase Price"). Purchaser shall pay ten percent (10.0%) of the purchase price as earnest money ("Earnest Money") within two business days after Seller's acceptance of this Agreement. Purchaser shall pay the balance of the Purchase Price, plus or minus prorations, at the Closing (defined below) in cash, by cashier's or certified check or by wire transfer of immediately available funds.

                  (b) The Earnest Money shall be held in a joint-order escrow by the Title Company (defined below) for the mutual benefit of the parties and shall be invested in an interest-bearing account until Closing or earlier termination of this Agreement. All interest earned on the Earnest Money shall be paid or credited to Purchaser at Closing or earlier termination of this Agreement, unless otherwise specifically provided herein.

         3. Purchaser shall have the right to assign this Agreement to an affiliate provided that Purchaser remains liable for performance hereof or to designate a nominee as the grantee under


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the deed (collectively "Purchaser's Nominee"). Seller shall convey to Purchaser or to Purchaser's Nominee good and marketable title to the Premises by stamped and recordable Trustee's Deed. Seller, at Seller's expense, shall deliver or cause to be delivered to Purchaser on the Date of Closing (defined below) an Owner's Title Insurance Policy ("Title Policy") ALTA Form B-1990 (or such successor form then in use) with extended coverage over each of the general exceptions and with any of the following endorsements reasonably requested by Purchaser based upon Purchaser's analysis of the Survey (defined below) and Title Commitment (defined below): zoning, survey, access, location, and contiguity. The Title Policy shall be issued by a national title insurance company acceptable to Purchaser ("Title Company") in the amount of the Purchase Price insuring title to the Premises in Purchaser or Purchaser's Nominee subject only to those title matters which are described on Exhibit B attached hereto and made a part hereof ("Permitted Title Exceptions").

          4. Within thirty (30) days after Seller's execution and delivery to Purchaser of this Agreement, Seller, at no expense to Purchaser, shall deliver to Purchaser a Plat of Survey ("Survey") of the Premises, made subsequent to the date hereof, certified to the Title Company, Purchaser and any other party or parties designated by Purchaser by an Illinois Registered Public Surveyor acceptable to Purchaser as having been made in compliance with Illinois Land Survey Standards and American Land Title Association (ALTA) Standards. The Survey shall certify and indicate the following:

                  (a) monuments placed at all major corners of the Premises;

                  (b) the location of all building lines and the building restrictions on the Premises;

                  (c) the location of all improvements on the Premises and all utilities serving the Premises and the location of all easements benefiting and burdening the Premises;

                  (d) all improvements on the Premises are located within the Premises and are in conformity with any applicable building or set back lines;

                  (e) no improvements on the Premises are constructed over any easements, roads or ways;

                  (f) no encroachments on the Premises from improvements on adjoining property;

                  (g)      access to the Premises from public roads and ways;

                  (h)      parking areas and number of parking spaces;

                  (i) the square footage of all buildings and the number of acres of the Premises, calculated to the nearest one-thousandth (.001) acre; and


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                  (j)      the location and square footage area of any portion
         of the Premises located within the 100-Year Flood Plain as designed by the Federal Emergency Management Agency (or other governmental or other agency having jurisdiction over the Premises).

Purchaser shall have ten (10) business days after receipt of the Survey to review and approve or disapprove any matters shown on the Survey which were not shown on the copy of that certain survey of the Premises last dated November 9, 1979 prepared by National Survey Service, Inc. If Purchaser does not notify Seller in writing of its disapproval within said ten (10) business days, then Purchaser shall be deemed to approve the Survey.

          5. Within fifteen (15) days after Seller's execution and delivery to Purchaser of this Agreement, Seller shall deliver to Purchaser a commitment for the Title Policy ("Title Commitment"), together with a copy of all documents of record and all exceptions to title shown, listed or described in the Title Commitment which will not be removed or waived at or prior to closing. Purchaser shall have ten (10) business days after delivery of the Title Commitment and documents of record to review and approve or disapprove of any unpermitted title exceptions in the Title Commitment and documents of record. If Purchaser does not notify Seller in writing of its disapproval within said ten (10) business days, then Purchaser shall be deemed to approve the Title Commitment. Purchaser hereby acknowledges receipt of the documents of record underlying the Permitted Title Exceptions numbered 3 through 9 on Exhibit B.

         The Title Commitment shall be issued by the Title Company in the amount of the Purchase Price, dated on or after the date hereof, showing title to the Premises in Seller subject only to (a) the Permitted Title Exceptions and (b) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which shall be removed by the payment of money on or before the Date of Closing. If the Title Commitment or the Survey discloses any title exceptions or Survey defects other than the title exceptions described in this paragraph, Seller shall have thirty (30) days to have all of such exceptions waived or otherwise removed from the Title Commitment or the Survey and to deliver to Purchaser evidence reasonably acceptable to Purchaser that the unpermitted title exceptions have been waived or otherwise removed from the Title Commitment or the Survey. If Seller fails to have such exceptions waived or otherwise removed from the Title Commitment or the Survey within such thirty
(30) day period, Purchaser, by giving notice to Seller, may either (i) terminate this Agreement or (ii) elect (A) to extend the period during which Seller may have the unpermitted title exceptions waived or otherwise removed from the Title Commitment or the Survey, which extension shall be for a period of time reasonably determined by Purchaser (based upon the nature of unpermitted title exceptions and upon the surrounding circumstances) to be necessary to allow Seller to have the unpermitted title exceptions waived or removed from the Title Commitment or the Survey and to deliver to Purchaser evidence, reasonably acceptable to Purchaser, that the unpermitted title exceptions have been waived or otherwise removed from the Title Commitment or the Survey, or (B) to take the title as it then is with the right to deduct from the Purchase Price liens and encumbrances of a definite or ascertainable amount. The Title Commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to exceptions as therein stated.


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         6.       Purchaser's obligation to purchase the Premises is contingent upon Purchaser's approval, within ten (10) business days after Seller's acceptance of this Agreement, of the condition of the Premises and Purchaser's proposed use of the Premises. If any of the foregoing are not acceptable to Purchaser, Purchaser, within the time periods provided above in its sole and absolute discretion and for any reason whatsoever, may terminate this Agreement. In such event, Purchaser shall deliver to Seller copies of all inspection reports, tests, surveys and studies of the Premises performed or obtained by Purchaser and any originals thereof previously delivered to Purchaser by Seller. In such event, this Agreement shall be of no further force or effect, the Earnest Money, if any, shall be refunded to Purchaser, and all rights and obligations of the parties under this Agreement shall terminate.

         Seller hereby agrees that, at any time during the term of this Agreement, Purchaser and the agents, employees and representatives of Purchaser may enter upon the Premises and make, at Purchaser's sole cost, risk and expense, any and all inspections, tests, surveys and studies of the Premises which Purchaser may desire. In the event Purchaser does not purchase the Premises in accordance with the terms and conditions of this Agreement, Purchaser agrees to restore any alterations or damage to the Premises caused by Purchaser or its agents, employees or representatives to its original condition. Purchaser hereby agrees to indemnify and save Seller harmless from and against any and all damages, costs, injuries and liabilities arising out of Purchaser's rights and activities under this paragraph.

          7. Seller and Seller's beneficiary represent and warrant to and covenant with Purchaser that on the date hereof and on the Date of Closing:

                  (a) Seller has good and marketable title to the Premises, subject only to the Permitted Title Exceptions.

                  (b) Seller's beneficiary has not received notice or service of process of any suits or judgments against the Premises or Seller or its beneficiary arising out of, and Seller and its beneficiary have not received any notice of any violations of or otherwise to the best of their actual knowledge, without inquiry, have any knowledge of, any zoning, building, fire, health, pollution, environmental protection or waste disposal ordinance, code, law, rule, requirement or regulation relating to or at the Premises which has not been heretofore corrected.

                  (c) Seller's beneficiary has not received notice or service of process or, to the best of Seller's and Seller's beneficiary's actual knowledge and belief, without inquiry, there are no threatened condemnation, eminent domain or similar proceedings, oil and gas exploration operations or assessments affecting the Premises or any portion thereof, administrative hearings or governmental requirements or other matters which might have a material adverse impact on the ownership, operations or value of the Premises or any part thereof, nor, to the best of Seller's beneficiary's actual knowledge and belief, without inquiry, are any such proceedings, operations, assessments, hearings, requirements or other matters contemplated by any person or entity whatsoever.

                  (d) There are no parties in possession of the Premises other than Seller.


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                  (e)      All bills for work done or materials furnished for
         any work at the Premises have been paid in full.

                  (f) To the best of their actual knowledge, without inquiry, no portion of the Premises has been designated as wetlands by the United States Army Corps of Engineers or by any other governmental, quasi-governmental or other firms, agency or authority having jurisdiction over the Premises, or any portion thereof, with respect to such matters.

                  (g) There are no unrecorded liens or encumbrances against any portion of the Premises which will not be removed or satisfied on or prior to the Date of Closing.

                  (h) Neither Seller nor any beneficiary, agent or employee of Seller has received any notice or to the best of their actual knowledge, without inquiry, is otherwise aware that the assessed value of any portion of the Premises for the purpose of determining real estate taxes for the calendar year 1997 or any subsequent year has been increased over the assessed value for any such portion of the Premises for the years 1995 and 1996. Seller further represents that neither Seller nor any beneficiary, agent or employee of Seller has any actual knowledge or information, without inquiry, of any pending or contemplated proceedings for public improvements which could or might result in the levy of a special tax or assessment against any portion of the Premises.

                  (i) This Agreement has been duly authorized, executed and delivered by the Seller and is binding upon Seller in accordance with its terms; all requisite action has been taken by Seller and Seller's beneficiary to enable it legally to fulfill the obligations incurred by it under the provisions of this Agreement.

                  (j) Other than the Declaration of Covenants and Restrictions and Ordinance No. 97-29 concerning the Special Use Permit adopted by the Village of Bannockburn disclosed to Purchaser by Seller, neither Seller nor any beneficiary, agent or employee of Seller has entered into, or has any actual knowledge, without inquiry, of or information regarding, which has not been disclosed to Purchaser in writing, any specific agreements with any governmental authority having jurisdiction over the Premises, or any portion thereof, which would limit or otherwise affect the development, use, occupancy or value of the Premises.

                  (k) Seller's beneficiary has not used, treated, stored, generated or disposed and shall not use, treat, store, generate or dispose of Hazardous Substances (defined below) on, in or under the Premises or any portion thereof (above or below ground), and Seller and Seller's beneficiary have no actual knowledge that any current owner or occupant used, treated, stored, generated or disposed of such Hazardous Substances thereon. To the best of Seller's beneficiary's actual knowledge, without inquiry other than that certain Phase I Environmental Assessment dated July 30, 1997 prepared by Carlson Environmental, Inc. as No. 9574A ("Environmental Report"), the Premises and the use and operation of the Premises are not in violation of any Environmental Law (defined below), and no Hazardous Substances are currently located on, in or under the


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         Premises or any portion thereof. Seller's beneficiary has not used the
         Premises for or as a sanitary landfill or dump. To Seller's beneficiary's actual knowledge, without inquiry, no underground storage tank or tanks are located on or under the Premises. No underground storage tanks are or have been installed by Seller's beneficiary on or under the Premises. Seller's beneficiary shall indemnify and hold Purchaser harmless from and against a breach by Seller's beneficiary of any of the representations or warranties set forth in this subparagraph
         (k). Such indemnity shall include any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Purchaser for, with respect to, or as a direct or indirect result thereof including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances by reason of such breach. For purposes of this Agreement, "Hazardous Substances" means and includes any waste, asbestos, polychorinated biphenyl compounds, petroleum products, pesticides or toxic or hazardous substances or materials of any kind any of which are defined as "hazardous substances" or "toxic substances" or treated as such in or for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect ("Environmental Laws"). The indemnification hereunder shall include Purchaser and Purchaser's permitted assignees under Section 3.

                  (l) The Premises is being sold to Purchaser in "as is," "where is" condition.

         8. All representations, warranties and covenants made herein, and in any certificates delivered pursuant hereto, shall be deemed remade as of the Date of Closing and shall be true and correct on the Date of Closing and shall be deemed to be material and to have been relied upon by the parties, notwithstanding any investigation or other act of Purchaser heretofore or hereafter made, and shall survive the Closing for a period of nine months months from the Date of Closing. The obligations of Purchaser under this Agreement are expressly conditioned upon the representations and warranties of Seller being true and correct as of the Date of Closing.

         9. The obligations of Purchaser are conditioned upon and subject to the satisfaction (or waiver by Purchaser) of each of the following conditions:

                  (a) Seller shall have performed and complied with all agreements, covenants and conditions to be performed or complied with prior to the Date of the Closing.


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                  (b)      Purchaser shall have received a certificate executed
         by Seller to the effect that the representations and warranties made by Seller to Purchaser are true and correct in all material respects on and as of the Date of the Closing with the same effect as if such representations and warranties had been made on and as of the Date of the Closing.

                  (c) All procedures to be taken in connection with the consummation of all transactions contemplated on the Date of Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents which Purchaser or its counsel may reasonably request in connection with said transactions.

         10. Unless otherwise agreed upon by Purchaser and Seller, the sale and purchase of the Premises covered by this Agreement (the "Closing") shall occur by a closing through a "New York style" escrow (the "Escrow") at the Chicago office of the Title Company in accordance with the general provisions of the usual form of "New York style" Deed and Money Escrow Agreement then in use by the Title Company with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement. The cost of the Escrow and the New York style fee shall be split equally between Seller and Purchaser. Payment of the Purchase Price and the delivery of the deed and other closing documents shall be made through the Escrow. This Agreement shall not be merged into any escrow agreement, but the latter shall be deemed auxiliary to this Agreement. The provisions of this Agreement shall always be controlling as between the parties hereto.

         11. The "Date of Closing" shall be the later of (a) the day which is forty-five (45) days after acceptance of this Agreement by Seller, (b) the day which is twenty (20) business days after Purchaser has approved or waived the Contingency set forth in paragraph 6, or (c) the day on which the Title Company is prepared to issue its Title Insurance Policy insuring title to the Premises in Purchaser or Purchaser's Nominee provided the terms and provisions of this Agreement and the escrow agreement have been performed. Seller shall deliver possession of the Premises to Purchaser on the Date of Closing broom-clean and otherwise in the same condition and state as exists on the date hereof, except as otherwise expressly provided herein.

         12. General taxes, service contracts that Purchaser elects to continue, and other similar items shall be adjusted ratably as of midnight of the day immediately preceding the Date of Closing. If the amounts of the general taxes for the year of proration are not available as of the Date of Closing, the taxes shall be prorated on the basis of one hundred five percent (105%) of the most recent ascertainable taxes provided that the assessed value of the Premises for 1997 is not greater than the assessed value of the Premises for 1996. If it is, then taxes will be prorated based on the formula used to calculate the 1996 taxes using the 1997 assessed value in place of the 1996 assessed value. Final readings shall be taken on the day of or the day preceding the Date of Closing on all utilities. Seller shall pay the amounts due pursuant to such final readings, and Purchaser shall pay the amounts due thereafter. If Seller is unable to obtain a final reading on water/sewer, the parties shall prorate such expense based on the last ascertainable bill therefor and shall reprorate upon receipt of a final bill therefor. Except as otherwise specifically provided herein, all prorations shall be final. Seller shall pay the amount of any stamp tax imposed by State or County law, and Purchaser shall pay the amount of any

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stamped tax imposed by local ordinance if such tax is customarily payable by purchasers. Seller shall furnish completed state, county and local real estate transfer declarations signed by Seller or Seller's agent in the form required.

         13. If Seller defaults in any of its obligations under this Agreement or has otherwise violated, breached or failed to perform any of the conditions, covenants, representations or warranties herein set forth, Purchaser may demand the return of its Earnest Money, if any, and avail itself of all remedies provided at law or in equity, including the right to sue for specific performance; in the event Purchaser elects to sue for specific performance, the Earnest Money shall remain on deposit with the Title Company or the court. If Purchaser fails or refuses to perform its obligations hereunder, Seller may avail itself of all remedies provided at law or in equity. Notwithstanding the preceding sentence, in the event Purchaser has made an Earnest Money deposit hereunder, Seller's sole remedy for Purchaser's default shall be the retention of the Earnest Money as liquidated damages therefor, and thereafter, this Agreement shall be null and void, and neither party shall have any further liability to the other hereunder. Tender of deed or purchase price shall not be necessary where the other party has defaulted. A failure to enter into an escrow agreement or to make the deposits required thereunder shall be a default. If either party to this Agreement takes any steps or brings any action to enforce such parties' rights or remedies under this Agreement (whether or not litigation is involved), the successful party shall be entitled to reimbursement from the unsuccessful party of all fees, costs and expenses (including reasonable attorneys' fees) incurred by such successful party in connection with such steps or actions.

         14. All notices and all other items herein permitted or required to be provided or furnished by either party to the other party shall be in writing and shall be (a) delivered in person, or (b) sent by private courier guaranteeing next-day delivery, delivery charges prepaid, or (c) sent by United States registered or certified mail, postage prepaid, return receipt requested, or (d) delivered by facsimile, and, in any case, addressed to the respective parties at the following addresses, or at such other address or addresses designated in writing by the appropriate party:

                  (a)      If to Seller to:

                           Banner Properties
                           770 Frontage Road
                           Suite 123
                           Northfield, Illinois  60093
                           Attention:  Jordan Sternberg
                           Facsimile:  847-501-5456
                           Telephone:  847-501-5450


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                           with a copy to:

                           Fuchs & Roselli, Ltd.
                           Six Hubbard Street
                           Suite 800
                           Chicago, Illinois  60610-4695
                           Attention: John Roselli
                           Facsimile: 312-245-9124
                           Telephone: 312-245-0030

                  (b)      If to Purchaser to:

                           Furniture Comfort Corporation
                           c/o Futorian Furnishings
                           95 Revere Drive, Suite J
                           Northbrook, Illinois  60062
                           Attention: Lawrence M. Adelman
                           Facsimile: 847-509-7401
                           Telephone: 847-509-7400

                           with a copy to:

                           Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                           Suite 2500
                           Chicago, Illinois  60601
                           Attention: Pearl A. Zager
                           Facsimile: 312-609-5005
                           Telephone: 312-609-7548

Any notice permitted or required to be given shall be deemed to have been given and any item permitted or required to be furnished shall be deemed to have been furnished when personally delivered (which includes delivery by a private courier guaranteeing next-day delivery) or three (3) business days after delivery to a United States Post Office, properly addressed and with postage prepaid, for delivery by United States registered or certified mail, or upon transmittal if sent by facsimile provided the sender has received written or oral confirmation that the notice or other item sent by facsimile has been received. For purposes hereof, the term "business day" shall mean any calendar day other than Saturday, Sunday or any other day on which banks in Chicago, Illinois are authorized to close.

         15. Purchaser and Seller represent that neither has dealt with any broker or finder in connection with the transaction contemplated by this Agreement, other than Colliers, Bennett & Kahnweiler, Inc., National Realty Advisors, and Atlas Partners (collectively the "Broker"). At the Closing, Seller shall pay a real estate commission to the Broker in an aggregate amount equal to One Hundred Thirty-Two Thousand Five Hundred and No/100 ($132,500.00) Dollars. At


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the Closing, Seller shall pay any and all other real estate commissions or other payments in the nature of real estate brokerage commissions payable to the Broker or any and all other brokers or other persons claiming such commissions by, through or under Seller by reason of the sale and purchase of the Premises or any other transaction contemplated by this Agreement.

         16. If, prior to the Date of Closing, (a) any action, suit or proceeding shall be instituted or contemplated for the purpose of condemning or otherwise taking by eminent domain the Premises or any part thereof or limiting the access to the Premises or any part thereof and the value of the Premises affected thereby exceeds $50,000, or (b) all or any portion of the Premises is damaged or destroyed by fire or casualty and the value of the Premises affected thereby exceeds $50,000, then Purchaser may, at its option, by notice in writing served upon Seller not more than 10 business days after Purchaser receives notice of the occurrence of an event on either (a) or (b), elect to terminate this Agreement, and thereupon, the Earnest Money, if any, shall be immediately refunded to Purchaser, and this Agreement shall be cancelled and declared null and void and of no force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this paragraph, Purchaser shall be entitled to receive all awards or proceeds paid by reason of such condemnation or casualty, and the parties shall thereafter continue to perform this Agreement pursuant to the terms hereof. If the amount of any such awards or proceeds is not settled by the Date of Closing, and if Purchaser does not elect to terminate this Agreement pursuant to this paragraph, then at the Date of Closing Seller shall execute all assignments of claim and other similar instruments in order that Purchaser receive all of Seller's right, title and interest in and to such awards or proceeds.

         17. Time is of the essence of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of this parties hereto and their respective heirs, personal representatives, successors and assigns.

         18. This Agreement sets forth the entire understanding between the parties, and the parties hereby represent that there are no oral covenants, promises, agreements, conditions or understandings between them except as herein stated. This Agreement may not be altered, amended, changed or modified, except by a subsequent or contemporaneous agreement reduced to writing and signed by all of the parties hereto.

         19. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Illinois.

         20. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver, unless the passage of time is deemed to be a waiver. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.


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         21.      The offer to purchase the Premises made by Purchaser by the delivery of an executed copy of this Agreement to the Seller shall automatically terminate and expire at 5:00 p.m. C.S.T. on September ______, 1997, unless said offer is sooner accepted by Seller's execution of this Agreement, or a counterpart hereof, and by the return to Purchaser of a fully-executed copy of this Agreement on or before the date and time aforementioned.

         22. This Agreement is executed by American National Bank and Trust Company of Chicago, not personally, but solely as Trustee under Trust Agreement dated July 17, 1978 and known as Trust No. 43449 in the exercise of the power and authority conferred upon and vested in it as such Trustee. All the terms, provisions, stipulations, covenants and conditions to be performed by American National Bank and Trust Company of Chicago are undertaken by it solely as Trustee, as aforesaid, and not individually, and all statements herein made are made on information and belief and are to be construed accordingly, and no personal liability shall be asserted or be enforceable against American National Bank and Trust Company of Chicago by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Chicago, Illinois as of the dates set forth below.

Date of Offer: September 15, 1997       Date of Acceptance:   Sept. 17, 1997
                         --                                   --------------

PURCHASER:                              SELLER:

Furniture Comfort Corporation,          American National Bank & Trust Company
a Delaware Corporation                  of Chicago, as Trustee under Trust
                                        Agreement dated July 17, 1978 and known
                                        as Trust No. 43449


By: /s/ LAWRENCE M. ADELMAN             By:           [SIG]
   ------------------------------          ------------------------------
         Lawrence M. Adelman,                    Its:    VP
         Chairman and                                --------------------
         Chief Executive Officer


         The undersigned, sole beneficiary of Seller, hereby executes this Agreement for the purpose of being bound by paragraph 7 of this Agreement.

         Dated: 9/16/97           , 1997
               -------------------

         [BENEFICIARY]

         By:            [SIG]
            -------------------------------

         Its: a managing partner
            -------------------------------


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


                                    EXHIBIT A
                                LEGAL DESCRIPTION

         THAT PART OF THE SOUTH 351.04 FEET (AS MEASURED PERPENDICULARLY TO THE SOUTH LINE THEREOF) OF THE SOUTH HALF OF THE SOUTH WEST QUARTER OF
         SECTION 17, TOWNSHIP 43 NORTH, RANGE 12, EAST OF THE 3RD P.M., LYING EASTERLY OF THE EASTERLY LINE OF WAUKEGAN ROAD AS DESCRIBED IN DEED RECORDED APRIL 8, 1964, AS DOCUMENT 1221390 AND LYING WESTERLY OF A LINE DRAWN FROM A POINT 750.00 FEET (AS MEASURED ALONG THE SOUTH LINE OF SAID SOUTH WEST QUARTER) EAST OF THE AFORESAID EASTERLY LINE OF WAUKEGAN ROAD TO THE SOUTH EAST CORNER OF PROPERTY DESCRIBED IN DOCUMENT 1221388, RECORDED APRIL 8, 1964, IN LAKE COUNTY, ILLINOIS.

                                    EXHIBIT B
                           PERMITTED TITLE EXCEPTIONS

1. General real estate taxes not yet due and payable for 1997 and subsequent years.

2. The South East quarter of the South West quarter and part North East of Road of the South West quarter of the South West quarter of Section 17, Township 43 North, Range 12, East of the 3rd P.M., are subject to annual benefits for the maintenance and repair of West Skokie Drainage District under law Docket No. 5303, County Court, Lake County, Illinois (provided that no installments are outstanding or delinquent).

3. Ditch and storm pipe lying diagonally across the land from about 26 feet West of the East corner of the land to about 220 feet Northerly of the East corner of the land as disclosed by Survey No. 2678; dated April 11, 1978, by National Services, Inc., and by Survey No. 104214, dated November 9, 1979, by National Survey Services, Inc.

4. Declaration of covenants, restrictions and conditions contained in the Instrument made by American National Bank and Trust Company of Chicago, as Trustee under Trust No. 42044, dated July 17, 1978 and recorded August 7, 1978, as Document 1936540.

5. Requirements and obligations contained in the Transferee Assumption Agreement made by American National Bank and Trust Company, as Trustee under Land Trust No. 42044; Bannockburn Green Retail Center; Allen S. Pesman; American National Bank and Trust Company, as Trustee under Land Trust No. 43449; the Baldwin Partners and the Village of Bannockburn dated July 17, 1978 and recorded August 7, 1978, as Document 1936538. (Affects that part of the South 351.04 feet (as measured perpendicularly to the South line thereof) of the South half of the South West quarter of Section 17, Township 43 North, Range 12, East of the 3rd P.M., lying Easterly of the Easterly line of Waukegan Road as described in Deed recorded April 8, 1964, as Document No. 1221390 and lying Westerly of a line drawn from a point 750.00 feet (as measured along the South line of said South West quarter) East of the aforesaid Easterly line of Waukegan Road to the South East corner of property described in Document 1221388 recorded April 8, 1964).

6. Commercial Park Sanitary Sewer made by the Village of Bannockburn and American National Bank and Trust Company, dated July 17, 1978 and recorded July 25, 1978, as Document 1933828.

7. A perpetual easement to construct, reconstruct, use, operate, maintain, repair and control a sanitary sewer and other utilities subject to the terms and conditions contained therein, in, along and upon the following described property: That part of the South 351.04 feet (as measured perpendicularly to the South line thereof) of the South half of the South West quarter of Section 17, Township 43 North, Range 12, East of the 3rd P.M., described as follows: Commencing at the point of intersection of the South line of the South West quarter of said
         Section 17 with the Easterly line of Waukegan Road as described in Deed recorded April 8, 1964, as Document 1221390; thence North 89 degrees, 52 minutes, 32 seconds East 750.00 feet, along said South line of the South West quarter, to the point of beginning of the tract herein described; thence North 15 degrees, 56 minutes, 35 seconds West 305.00 feet along a line whose Northerly terminus is the South East corner of property described in Document 1221388, recorded April 8, 1964; thence North 35 degrees, 46 minutes, 51 seconds West 70.88 feet to the North line of the South 351.04 feet, aforesaid; thence South 89 degrees, 52 minutes 32 seconds West 24.61 feet along said North line; thence South 35 degrees, 46 minutes, 51 seconds East 81.73 feet; thence South 15 degrees, 56 minutes, 35 seconds East 295.84 feet to the South line of the South West quarter of Section 17, aforesaid; thence North 89 degrees, 52 minutes, 32 seconds East 20.79 feet to the hereinabove described, point of beginning, as granted by Instrument dated February 7, 1979 and recorded February 21, 1979, as Document 1979241.

8. Ordinance No. 97-29 "An Ordinance Granting a Special Use Permit for the Pre-existing Non-Office Uses at the Baldwin-Cook Building (2401 Waukegan Road)" adopted by the Village of Bannockburn on July 28, 1997.

9. Easement in favor of Commonwealth Edison Company and its respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the grant recorded as Document No. 3086509, as shown on Schedule "A" attached thereto.